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                                                 Exhibit 23.4


                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the AGENCY.COM Ltd. Registration Statement on Form S-1 Amendment No. 2 of our report dated September 23, 1999, except for
Note 12, as to which the date is October 21, 1999, relating to the financial statements and financial statement schedules of Interactive Traffic, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

New York, NY
November 30, 1999